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Exhibit 4.2

Upon recording, return to:
Ms. Shawne M. Keenan
Sutherland Asbill & Brennan LLP
999 Peachtree Street, N.E.
Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES, COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION),
GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,
TRUSTEE

SIXTY-THIRD SUPPLEMENTAL
INDENTURE

Relating to the
Oglethorpe Power Corporation First Mortgage Bonds,
Series 2012 A

Dated as of November 1, 2012

FIRST MORTGAGE OBLIGATIONS

NOTE TO THE CLERK OF THE SUPERIOR COURT AND TAX COMMISSIONER: BECAUSE THIS INSTRUMENT SECURES BONDS AND NOT A LONG TERM NOTE, THIS INSTRUMENT IS EXEMPT FROM THE INTANGIBLES RECORDING TAX PURSUANT TO THE RULES AND REGULATIONS OF THE STATE OF GEORGIA §560-11-8-.14(d).

        THIS SIXTY-THIRD SUPPLEMENTAL INDENTURE, dated as of November 1, 2012, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as grantor (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as trustee (in such capacity, the "Trustee").

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the "Original Indenture"), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture;

        WHEREAS, the Company has heretofore executed and delivered to the Trustee sixty-two Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the "Indenture"; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture, as provided in Section 1.1 hereof), and the Original Indenture and the sixty-two Supplemental Indentures have been recorded as set forth on Schedule 1;

        WHEREAS, the Board of Directors of the Company has authorized a new series of Additional Obligations to be designated the First Mortgage Bonds, Series 2012 A, due December 1, 2042 in the principal amount of Two Hundred and Fifty Million Dollars ($250,000,000) (the "Series 2012 A Bonds");

        WHEREAS, the Company has registered the Series 2012 A Bonds under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC");

        WHEREAS, the Company has complied or will comply with all provisions required to issue Additional Obligations provided for in the Indenture;

        WHEREAS, the Company desires to execute and deliver this Sixty-Third Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of providing for the creation and designation of the Series 2012 A Bonds as Additional Obligations and specifying the form and provisions thereof;

        WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including (i) to create a series of Additional Obligations under the Indenture and to make provisions for such series of Additional Obligations and (ii) to convey and confirm unto the Trustee any property subject or required to be subject to the lien of the Indenture; and

        WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Series 2012 A Bonds, to make the Series 2012 A Bonds to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the Series 2012 A Bonds, in accordance with its terms, have been done and taken; and the execution and delivery of this Sixty-Third Supplemental Indenture have been in all respects duly authorized by the Company.

        NOW, THEREFORE, THIS SIXTY-THIRD SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when authenticated and delivered, the Series 2012 A Bonds, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Series 2012 A Bonds are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property described on Exhibit A attached hereto, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Indenture subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as "Excepted Property" or "Excludable Property" in the Original Indenture to the extent contemplated thereby.

        PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of "Excepted Property" in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of "Excepted Property" in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

        The Company may, however, pursuant to the Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

        TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust created by the Indenture, forever.

        SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

        BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

        UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Original Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

        THE INDENTURE, INCLUDING THIS SIXTY-THIRD SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations. Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

        AND IT IS HEREBY COVENANTED AND DECLARED that the Series 2012 A Bonds are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.

        All words and phrases defined in Article I of the Original Indenture shall have the same meaning in this Sixty-Third Supplemental Indenture, except as otherwise appears herein, in this Sixty-Third Supplemental Indenture or unless the context clearly requires otherwise. In addition, the following terms have the following meaning in this Sixty-Third Supplemental Indenture unless the context clearly requires otherwise:

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York or Georgia are generally authorized or obligated by law or executive order to close.

        "Closing Date" means November 30, 2012.

        "Interest Payment Date" means June 1 and December 1 of each year, commencing on June 1, 2013. If the Interest Payment Date does not fall on a Business Day, such payment may be made on the next succeeding Business Day.

        "Record Date" means the 15th day (whether or not a Business Day) of the calendar month immediately preceding such Interest Payment Date.

        "Securities Depository" means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Company which agrees to follow the procedures required to be followed by such securities depository in connection with the Series 2012 A Bonds.

 ARTICLE II

THE SERIES 2012 A BONDS AND
CERTAIN PROVISIONS RELATING THERETO

        Section 2.1    Terms of the Series 2012 A Bonds.

        There shall be created and established a series of Additional Obligations known as and entitled the "First Mortgage Bonds, Series 2012 A" (which series is referred to herein as the Series 2012 A Bonds).

        The aggregate principal amount of the Series 2012 A Bonds which may be authenticated, delivered and Outstanding at any one time is limited to Two Hundred and Fifty Million Dollars ($250,000,000). The Series 2012 A Bonds shall consist of bonds in an aggregate principal amount of $250,000,000, due December 1, 2042.

        All payments, including prepayments, made on the Series 2012 A Bonds shall be made as provided in this Sixty-Third Supplemental Indenture and the Series 2012 A Bonds and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture.

        The Series 2012 A Bonds shall bear interest from their date of issuance, payable semi-annually on each Interest Payment Date. The Series 2012 A Bonds shall bear interest at the annual rate of 4.20%.

        The principal and the Redemption Price of, and interest on, the Series 2012 A Bonds shall be paid to the Person in whose name that Obligation (or one or more Predecessor Obligations) is registered at the close of business on the Record Date applicable to such Interest Payment Date or Redemption Date. Interest on the Series 2012 A Bonds shall be computed on the basis of a 360-day year of twelve 30-day months. The Series 2012 A Bonds shall be dated the date of their authentication.

        The Series 2012 A Bonds shall be issued as fully registered global bonds without coupons and in denominations of $1,000 or any integral multiple thereof. The Series 2012 A Bonds shall be registered in the name of Cede & Co., as nominee of the Securities Depository, pursuant to the Securities Depository's Book-Entry System. When the Series 2012 A Bonds are held in the Book-Entry System, purchases of beneficial interests in the Series 2012 A Bonds shall be made in book-entry form, without certificates. If at any time the Book-Entry System is discontinued for the Series 2012 A Bonds, the Series 2012 A Bonds shall be exchangeable for other fully registered certificated Series 2012 A Bonds of like tenor and of an equal aggregate principal amount, in authorized denominations. The Trustee may impose a charge sufficient to reimburse the Company or the Trustee for any tax, fee or other governmental charge required to be paid with respect to such exchange or any transfer of a Series 2012 A Bond. The cost, if any, of preparing each new Series 2012 A Bond issued upon such exchange or transfer, and any other expenses of the Company or the Trustee incurred in connection therewith, shall be paid by the person requesting such exchange or transfer.

        Interest on the Series 2012 A Bonds shall be payable by check mailed to the registered owners thereof. However, interest on the Series 2012 A Bonds shall be paid to any owner of $1,000,000 or more in aggregate principal amount of the Series 2012 A Bonds by wire transfer to a wire transfer address within the continental United States upon the written request of such owner received by the Paying Agent not less than five days prior to the Record Date. As long as the Series 2012 A Bonds are registered in the name of Cede & Co., as nominee of the Securities Depository, such payments shall be made directly to the Securities Depository. The Trustee is hereby designated and agrees to act as the initial Paying Agent for the Series 2012 A Bonds.

        Section 2.2    Optional Redemption.

        (a)   The Company may redeem the Series 2012 A Bonds, in whole or in part, on any date or from time to time prior to their maturity, at its option. The Redemption Price for the Series 2012 A Bonds will be equal to the greater of:

            (i)  100% of the principal amount of the Series 2012 A Bonds being redeemed; and

           (ii)  the sum of the present values of the remaining principal and interest payments on the Series 2012 A Bonds being redeemed (excluding interest accrued and unpaid through the Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (x) the yield to maturity, determined on the third Business Day prior to the Redemption Date, of a U.S. Treasury security having a life equal to the remaining average life of the maturity of Series 2012 A Bonds being redeemed and trading in the secondary market at the price closest to par, and (y) 25 basis points, plus in each case accrued and unpaid interest thereon to but excluding the Redemption Date.

        (b)   If there is no U.S. Treasury security having a life equal to the remaining average life of the Series 2012 A Bonds being redeemed, the discount rate will be calculated using a yield to maturity determined on a straight-line basis (rounding to the nearest calendar month, if necessary) from the average yield to maturity, determined on the third Business Day prior to the Redemption Date, of two U.S. Treasury securities having lives most closely corresponding to the remaining average life of the Series 2012 A Bonds being redeemed and trading in the secondary market at the price closest to par.

        (c)   Notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 30 and not more than 60 days prior to the Redemption Date to the registered address of each Holder of Series 2012 A Bonds being redeemed, except as otherwise required by the procedures of the Securities Depository. Notice of redemption of the Series 2012 A Bonds shall be given by the Company or at the Company's request, by the Trustee in the name and at the expense of the Company.

        (d)   If less than all of the Outstanding Series 2012 A Bonds are to be redeemed, the Series 2012 A Bonds to be redeemed will be selected by the Trustee in any method it deems fair and appropriate, and the portion of the Series 2012 A Bonds not so redeemed will be in integral multiples of $1,000.

        (e)   If, at the time the notice of optional redemption of the Series 2012 A Bonds is given, the Company has not deposited sufficient funds with the Trustee to pay the full Redemption Price of the Series 2012 A Bonds to be redeemed, the notice of optional redemption will so state and will further state that the Series 2012 A Bonds will remain Outstanding as though no redemption notice had been given unless the Company provides, or causes to be provided, to the Trustee, by 2:00 p.m. New York City Time on the Redemption Date, funds sufficient to pay the full Redemption Price of the Series 2012 A Bonds to be redeemed. The failure of the Company to deposit sufficient funds with the Trustee to effect the redemption will not constitute a payment or other default by the Company under the Indenture and the Company will not be liable to any Holder of those Series 2012 A Bonds as a result of the failed redemption. If the Company has deposited funds with the Trustee sufficient to pay the full Redemption Price of the Series 2012 A Bonds to be redeemed at the time the notice of optional redemption is given, then the Company is obligated to redeem the Series 2012 A Bonds as provided in that notice.

        Section 2.3    Form of the Series 2012 A Bonds.    The Series 2012 A Bonds and the Trustee's certificate of authentication for the Series 2012 A Bonds shall be substantially in the form set forth in Exhibit B attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

 ARTICLE III

MISCELLANEOUS

        Section 3.1    Supplemental Indenture.    This Sixty-Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms of this Sixty-Third Supplemental Indenture or the Series 2012 A Bonds, all of the provisions, terms, covenants and conditions of the Indenture generally applicable to all Obligations shall be applicable to the Series 2012 A Bonds to the same extent as if specifically set forth herein. All references herein to Sections, Articles, definitions or other provisions of the Original Indenture shall be to such Sections, Articles, definitions or other provisions as they may be amended or modified from time to time pursuant to the Indenture.

        Section 3.2    Recitals.    All recitals in this Sixty-Third Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

        Section 3.3    Successors and Assigns.    Whenever in this Sixty-Third Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-Third Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

        Section 3.4    No Rights, Remedies, Etc.    Nothing in this Sixty-Third Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Sixty-Third Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-Third Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the Holders of Outstanding Secured Obligations.

        Section 3.5    Counterparts.    This Sixty-Third Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

        Section 3.6    Security Agreement; Mailing Address.    To the extent permitted by applicable law, this Sixty-Third Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.

The mailing address of the Company, as debtor, is:

        Oglethorpe Power Corporation
        2100 East Exchange Place
        Tucker, Georgia 30084-5336

and the mailing address of the Trustee, as secured party, is:

        U.S. Bank National Association
        Attention: Corporate Trust Services
        1349 West Peachtree Street, NW
        Suite 1050, Two Midtown Plaza
        Atlanta, Georgia 30309

[Signatures Begin on Next Page]

        IN WITNESS WHEREOF, the parties hereto have caused this Sixty-Third Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:	OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia
	By:	Elizabeth B. Higgins Executive Vice President and Chief Financial Officer

Signed, sealed and delivered by the Company in the presence of:	Attest:	Patricia N. Nash Secretary

Witness	[CORPORATE SEAL]
Notary Public
(Notarial Seal)

My commission expires:

[Signatures Continue on Next Page]

[Signatures Continued from Previous Page]

Trustee:	U.S. BANK NATIONAL ASSOCIATION, a national banking association
By:
Signed and delivered by the		Authorized Agent
Trustee in the Presence of:

Witness
Notary Public
(Notarial Seal)

My commission expires:

 Exhibit A

        All property of the Company (other than Excepted Property and Excludable Property) in the Counties of Appling, Burke, Carroll, Coweta, Dekalb, Floyd, Hart, Heard, Monroe, Talbot, Toombs, Warren and Washington, State of Georgia, whether now owned or hereafter acquired.

A-1

 Exhibit B

FORM OF SERIES 2012 A BOND
AND
TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1	$250,000,000

OGLETHORPE POWER CORPORATION, FIRST MORTGAGE BOND,
SERIES 2012 A, DUE 2042

REGISTERED OWNER: CEDE & CO.
PRINCIPAL AMOUNT: TWO HUNDRED AND FIFTY MILLION DOLLARS
ISSUANCE DATE: November 30, 2012
CUSIP NO.: 677050 AJ5

        Oglethorpe Power Corporation (An Electric Membership Corporation), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation existing under the laws of the State of Georgia (together with any successors and assigns, the "Company"), for value received hereby promises to pay to the registered owner named above or registered assigns, on December 1, 2042 upon the presentation and surrender of this First Mortgage Bond, 4.20% Series 2012 A due December 1, 2042 (this "Series 2012 A Bond"), the principal amount (upon original issuance) of $250,000,000, issued under the Indenture, dated as of March 1, 1997 (the "Original Indenture"), as heretofore supplemented and as supplemented by the Sixty-Third Supplemental Indenture (the "Sixty-Third Supplemental Indenture"), between the Company, as grantor, and U.S. Bank National Association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as trustee (the "Trustee") (the Original Indenture, as supplemented, the "Indenture").

        The Company shall pay the principal sum set forth above and pay interest on said principal sum from the date hereof until payment of said principal sum has been made or duly provided for, semi-annually at the interest rate of 4.20%.

        The principal of, and interest on, this Series 2012 A Bond are payable at the principal corporate trust office of the Paying Agent, or of its successor as Paying Agent, or, at the option of the owner of this Series 2012 A Bond, at the principal office of any Paying Agent appointed in accordance with the Indenture; provided, however, that, subject to the next succeeding paragraph, interest may be payable, at the option of the Paying Agent, by check or draft drawn upon the Paying Agent and mailed to the registered address of the registered owner of this Series 2012 A Bond as of the close of business on the applicable Record Date (as defined in the Sixty-Third Supplemental Indenture), or, at the written request of the registered owner of Series 2012 A Bonds in an aggregate principal amount greater than or equal to $1,000,000 delivered to the Paying Agent at least five days prior to the Record Date next preceding such payment date, by wire transfer to a wire transfer address in the continental United States as set forth in such request. Payment of the principal of and interest on this Series 2012 A Bond shall be in any coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

        Notwithstanding any other provision of this Series 2012 A Bond to the contrary, so long as this Series 2012 A Bond shall be registered on books of the Company kept by the Obligation Registrar (as defined in the Original Indenture) in the name of The Depository Trust Company, a New York Corporation ("DTC"), or its nominee, the provisions of the Indenture governing the Book-Entry System (as defined in the Original Indenture) shall govern the manner of payment of the principal of, and interest on, this Series 2012 A Bond.

        The Series 2012 A Bonds are equally and ratably secured, to the extent provided in the Indenture, by the Trust Estate, except and excluding the Excepted Property and the Excludable Property.

        Reference is hereby made to the Indenture, a copy of which is on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Company, the Trustee and the owner of this Series 2012 A Bond, the terms upon which this Series 2012 A Bond is issued and secured, and the modification or amendment of the Indenture, to all of which the registered owner of this Series 2012 A Bond assents by the acceptance of this Series 2012 A Bond.

        This Series 2012 A Bond is transferable, as provided in the Indenture, only upon the registration books of the Company maintained by the Obligation Registrar, which shall be the Trustee, kept at its principal office, upon presentation at said office of this Series 2012 A Bond with the written request of the registered owner hereof or his attorney duly authorized in writing, and a written instrument of transfer satisfactory to the Obligation Registrar duly executed by the registered owner or his duly authorized attorney. The Obligation Registrar shall not be obliged to (i) make any exchange or transfer of this Series 2012 A Bond during the period beginning at the opening of business fifteen days next preceding the date of the mailing of the notice of redemption of the Series 2012 A Bonds or (ii) register the transfer of or exchange of any Series 2012 A Bond so selected for redemption in whole or in part, except the unredeemed portion of a Series 2012 A Bond being redeemed in part.

        The Series 2012 A Bonds are issuable in the form of fully registered global bonds without coupons in the denomination of $1,000 each or any integral multiple thereof. Upon payment of any required tax or other governmental charge and, subject to such conditions, the Series 2012 A Bonds, upon the surrender thereof at the principal office of the Obligation Registrar, with a written instrument of transfer satisfactory to the Obligation Registrar, duly executed by the registered owner or his duly authorized attorney, may, at the option of the registered owner thereof, be exchanged for an equal aggregate principal amount of Series 2012 A Bonds of the same interest rate and in any other authorized denominations.

        This Series 2012 A Bond shall bear interest from, and including, the date hereof to, but excluding, December 1, 2042. Interest shall be payable in arrears on June 1 and December 1 of each year prior to the maturity date of the Series 2012 A Bonds, commencing on June 1, 2013. Interest on this Series 2012 A Bond shall be computed on the basis of a 360-day year of twelve 30-day months.

        Optional Redemption:    The Company may redeem the Series 2012 A Bonds, in whole or in part, on any date or from time to time prior to their maturity, at its option. The Redemption Price for the Series 2012 A Bonds will be equal to the greater of:

  (i)
  100% of the principal amount of the Series 2012 A Bonds being redeemed; and

  (ii)
  the sum of the present values of the remaining principal and interest payments on the Series 2012 A Bonds being redeemed (excluding interest accrued and unpaid through the Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (i) the yield to maturity, determined on the third Business Day prior to the Redemption Date, of a U.S. Treasury security having a life equal to the remaining average life of the maturity of Series 2012 A Bonds being redeemed and trading in the secondary market at the price closest to par, and (ii) 25 basis points, plus in each case accrued and unpaid interest thereon to but excluding the Redemption Date.

        If there is no U.S. Treasury security having a life equal to the remaining average life of the Series 2012 A Bonds being redeemed, the discount rate will be calculated using a yield to maturity determined on a straight-line basis (rounding to the nearest calendar month, if necessary) from the average yield to maturity, determined on the third Business Day prior to the Redemption Date, of two U.S. Treasury securities having lives most closely corresponding to the remaining average life of the Series 2012 A Bonds being redeemed and trading in the secondary market at the price closest to par.

        If less than all of the outstanding Series 2012 A Bonds are to be redeemed, the Series 2012 A Bonds to be redeemed will be selected by the Trustee in any method it deems fair and appropriate, and the portion of the Series 2012 A Bonds not so redeemed will be in integral multiples of $1,000.

        The registered owner of this Series 2012 A Bond shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

        All acts, conditions and things required by the Constitution and statutes of the State of Georgia, the governing rules and procedures of the Company and the Indenture to exist, to have happened and to have been performed precedent to and in the issuance of this Series 2012 A Bond, do exist, have happened and have been performed.

        No covenant or agreement contained in this Series 2012 A Bond, the Indenture or the Sixty-Third Supplemental Indenture shall be deemed to be a covenant or agreement of any official, officer, agent or employee of the Company in his or her individual capacity, and no officer of the Company executing this Series 2012 A Bond shall be liable personally on this Series 2012 A Bond or be subject to any personal liability or accountability by reason of the issuance of this Series 2012 A Bond.

        This Series 2012 A Bond shall not be entitled to any benefit under the Indenture or be valid until this Series 2012 A Bond shall have been authenticated by the execution by the Trustee, or its successor as Trustee, of the Certificate of Authentication inscribed hereon.

        IN WITNESS WHEREOF, the Company has caused this Series 2012 A Bond to be executed in its corporate name by its Executive Vice President and Chief Financial Officer and attested by its Secretary and its corporate seal to be hereunto affixed.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
By:
Elizabeth B. Higgins
Executive Vice President and Chief Financial Officer

(CORPORATE SEAL)
Attest:
Patricia N. Nash Secretary

        This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	Authorized Agent

Date of Authentication:

 Schedule 1

RECORDING INFORMATION
FOR
                        COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING
Original Indenture
First Supplemental Indenture
Second Supplemental Indenture
Third Supplemental Indenture
Fourth Supplemental Indenture
Fifth Supplemental Indenture
Sixth Supplemental Indenture
Seventh Supplemental Indenture
Eighth Supplemental Indenture
Ninth Supplemental Indenture
Tenth Supplemental Indenture
Eleventh Supplemental Indenture
Twelfth Supplemental Indenture
Thirteenth Supplemental Indenture
Fourteenth Supplemental Indenture
Fifteenth Supplemental Indenture
Sixteenth Supplemental Indenture
Seventeenth Supplemental Indenture
Eighteenth Supplemental Indenture
Nineteenth Supplemental Indenture
Twentieth Supplemental Indenture
Twenty-First Supplemental Indenture
Twenty-Second Supplemental Indenture
Twenty-Third Supplemental Indenture
Twenty-Fourth Supplemental Indenture
Twenty-Fifth Supplemental Indenture
Twenty-Sixth Supplemental Indenture
Twenty-Seventh Supplemental Indenture
Twenty-Eighth Supplemental Indenture
Twenty-Ninth Supplemental Indenture
Thirtieth Supplemental Indenture
Thirty-First Supplemental Indenture
Thirty-Second Supplemental Indenture
Thirty-Third Supplemental Indenture
Thirty-Fourth Supplemental Indenture
Thirty-Fifth Supplemental Indenture
Thirty-Sixth Supplemental Indenture
Thirty-Seventh Supplemental Indenture
Thirty-Eighth Supplemental Indenture
Thirty-Ninth Supplemental Indenture
Fortieth Supplemental Indenture
Forty-First Supplemental Indenture
Forty-Second Supplemental Indenture
Forty-Third Supplemental Indenture
Forty-Fourth Supplemental Indenture
Forty-Fifth Supplemental Indenture
Forty-Sixth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING
Forty-Seventh Supplemental Indenture
Forty-Eighth Supplemental Indenture
Forty-Ninth Supplemental Indenture
Fiftieth Supplemental Indenture
Fifty-First Supplemental Indenture
Fifty-Second Supplemental Indenture
Fifty-Third Supplemental Indenture
Fifty-Fourth Supplemental Indenture
Fifty-Fifth Supplemental Indenture
Fifty-Sixth Supplemental Indenture
Fifty-Seventh Supplemental Indenture
Fifty-Eighth Supplemental Indenture
Fifty-Ninth Supplemental Indenture
Sixtieth Supplemental Indenture
Sixty-First Supplemental Indenture
Sixty-Second Supplemental Indenture

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  Exhibit 4.2
ARTICLE I DEFINITIONS
ARTICLE II THE SERIES 2012 A BONDS AND CERTAIN PROVISIONS RELATING THERETO
ARTICLE III MISCELLANEOUS
Exhibit A
Exhibit B
FORM OF SERIES 2012 A BOND AND TRUSTEE'S CERTIFICATE OF AUTHENTICATION
OGLETHORPE POWER CORPORATION, FIRST MORTGAGE BOND, SERIES 2012 A, DUE 2042
Schedule 1 RECORDING INFORMATION FOR COUNTY, GEORGIA